UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________________
ARTIVION, INC.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)

ARTIVION, INC.
2020 EQUITY AND CASH INCENTIVE PLAN
(Full title of the plan)

J. Patrick Mackin
Chairman, President, and Chief Executive Officer
Artivion, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia 30144
(Name and address of agent for service)

(312) 750-1234
(Telephone number, including area code, of agent for service)
___________________________________________

Copies to:
Jean F. Holloway Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary Artivion, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144 Tel: (770) 419-3355	Christopher J. Melsha, Esq. Emily E. Moss, Esq. Fredrikson & Byron, P.A. 60 S. Sixth Street, Suite 1500 Minneapolis, Minnesota 55402 Tel: (612) 492-7000 Facsimile: (612) 492-7077
___________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Artivion, Inc. (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register 3,570,000 additional shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the 2020 Equity and Cash Incentive Plan (the “Plan”). On March 26, 2025, the Company’s Board of Directors increased the number of authorized shares under the Plan by 3,570,000, which the Company’s stockholders approved on May 13, 2025. The Company first registered 2,675,000 shares of its Common Stock, for issuance under the Plan by a registration statement on Form S-8 (File No. 333-244319) filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2020 and subsequently registered 3,040,000 shares of Common Stock for issuance under the Plan on Form S-8 (File No. 333-272557) filed with the SEC on June 9, 2023 (together, the “Prior Registration Statements”).

The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8 to the extent not modified or superseded by the information included herein or by any subsequently filed document that is incorporated by reference in this Registration Statement or the Prior Registration Statements. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Company with the SEC are incorporated by reference to this Registration Statement:
(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 (File No. 001-13165);
(b)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025 and the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;
(c)The Company’s Current Reports on Form 8-K filed with the SEC on May 14, 2025, May 16, 2025, and May 29, 2025;
(d)The Company’s Definitive Proxy Statement on Schedule 14A filed in connection with its 2025 Annual Meeting of Stockholders held on May 13, 2025, filed with the SEC on April 1, 2025; and
(e)The description of the Company’s Common Stock, which is contained in the Company’s Registration Statement on Form 8-A, originally filed with the SEC on July 2, 1997, including any amendments or reports filed for the purpose of updating such description, including, without limitation, the description of the Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
5.1*	Opinion of Fredrikson & Byron, P.A., filed herewith
23.1*	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2*	Consent of Ernst and Young LLP, filed herewith
24.1*	Power of Attorney (included in the signature pages hereto)
99.1	Amended and Restated Artivion, Inc. 2020 Equity and Cash Incentive Plan, (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2025)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on August 8, 2025.

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Chief Financial Officer and Executive Vice President, Finance

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints J. Patrick Mackin and Lance A. Berry, and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Artivion, Inc. and on the dates indicated.

Name	Title	Date

/s/ J. Patrick Mackin	Chairman of the Board, Chief Executive Officer, and President	August 8, 2025
J. Patrick Mackin	(Principal Executive Officer)

/s/ Lance A. Berry	Chief Financial Officer and Executive Vice President, Finance	August 8, 2025
Lance A. Berry	(Principal Financial Officer)

/s/ Amy D. Horton	Vice President, Chief Accounting Officer	August 8, 2025
Amy D. Horton	(Principal Accounting Officer)

/s/ Thomas F. Ackerman	Director	August 8, 2025
Thomas F. Ackerman

/s/ Daniel J. Bevevino	Director	August 8, 2025
Daniel J. Bevevino

/s/ Marna P. Borgstrom	Director	August 8, 2025
Marna P. Borgstrom

/s/ James W. Bullock	Director	August 8, 2025
James W. Bullock

/s/ Jeffrey H. Burbank	Director	August 8, 2025
Jeffrey H. Burbank

/s/ Elizabeth A. Hoff	Director	August 8, 2025
Elizabeth A. Hoff

/s/ Jon W. Salveson	Director	August 8, 2025
Jon W. Salveson

/s/ Anthony B. Semedo	Director	August 8, 2025
Anthony B. Semedo